UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        ____________________

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                 Date of Report: March 9, 2010
       (Date of earliest event reported: March 1, 2010)


                        AMERILITHIUM CORP.
       (Exact name of registrant as specified in its charter)

      Nevada                        333-155059               applied for
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

                            Pembroke House
                         Upper Pembroke Street
                       Dublin 2, Republic of Ireland
              (Address of principal executive offices (zip code)

                            353 (0) 1 234 2528
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 1, 2010, the registrant entered into an asset purchase agreement with Power Mining Ventures, Inc. Pursuant to the agreement, Power Mining sold a 100% net revenue interest in certain mineral lease interests for the exploration of minerals in the Athena Lithium Brine
Project located in Alberta, Canada.   Additionally, Power Mining
pledged a 2% Net Smelter Return Royalty on the property to a third
party.  1% of which can be purchased for $1,000,000.   The NSR will be
payable upon commencement of commercial production, at which time a more formal agreement concerning NSR will be entered into. The registrant issued 300,000 restricted common shares for the lease interests.


ITEM 2.01  COMPLETION OF ACQUISITIION OR DISPOSITION OF ASSETS

The transaction described in Item 1.01 closed on March 1, 2010.


ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the asset purchase agreement, the registrant issued Power Mining 300,000 restricted common shares. The common shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10 - Asset Purchase Agreement dated March 1, 2010


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 9, 2010

AMERILITHIUM CORP.

By:     /s/Matthew Worrall
        ------------------
Name:   Matthew Worrall
Title:  Corporate Officer